Exhibit 10.5

Form of Investor Rights Agreement

THIS INVESTOR RIGHTS AGREEMENT is entered into as of [•], 2021, by and among Nebula Caravel Acquisition Corp., a Delaware corporation (the “Company”), the parties listed as Investors on Schedule I hereto (each, a “Company Investor” and collectively, the “Company Investors”) and A Place for Rover, Inc. d/b/a Rover, a Delaware corporation (“Rover”).

WHEREAS, the Company, Fetch Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Rover have entered into that certain Business Combination Agreement, dated as of February 10, 2021 (as amended or supplemented from time to time, the “Business Combination Agreement”), pursuant to which, among other things: (a) Merger Sub will merge with and into Rover (the “Merger”), with Rover surviving the Merger as a wholly-owned subsidiary of the Company;

WHEREAS, the Company and the Sponsor entered into a securities subscription agreement, dated as of September 24, 2020, pursuant to which the Sponsor purchased an aggregate of 7,906,250 shares of Parent Class B Common Stock, $0.0001 par value per share, of which 1,656,250 shares were cancelled or forfeited by the Sponsor; and the Sponsor transferred an aggregate of 100,000 shares of Parent Class B Common Stock to the independent directors of the Company;

WHEREAS, all shares of Parent Class B Common Stock will be converted into shares of Common Stock upon the consummation of the Merger;

WHEREAS, the Company consummated the private placement of 5,166,667 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant to the Sponsor upon the closing of the initial public offering of the Company;

WHEREAS, the Company and the Investors listed as “Holders” on the signature page thereto (collectively, the “Company Investors”) are parties to that certain Registration Rights Agreement, dated December 8, 2020 (the “Prior Company Agreement”);

WHEREAS, Rover and certain of the Investors listed as Rover Investors on Schedule I hereto (collectively, the “Rover Investors” and together with the Company Investors, the “Investors”) are parties to that certain Investor Rights Agreement, dated May 11, 2018 (the “Prior Rover Agreement”);

WHEREAS, the Company and the Company Investors desire to terminate the Prior Company Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Company Agreement; and

WHEREAS, Rover and the Rover Investors desire to terminate the Prior Rover Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Rover Agreement and the Prior Rover Agreement shall be automatically terminated in connection with the consummation of the Merger.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings. Capitalized terms used but not otherwise defined in this Agreement have the meaning ascribed to such terms in the Business Combination Agreement.

“Addendum Agreement” is defined in Section 7.2.

“affiliate” of any particular person means any other person controlling, controlled by or under common control with such person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise; provided, that no Investor shall be deemed an affiliate of the Company or any of its subsidiaries for purposes of this Agreement and neither the Company nor any of its Subsidiaries shall be deemed an affiliate of any Investor for purposes of this Agreement.

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Backstop Shares” is defined in that Backstop Subscription Agreement, dated as of February 10, 2021 by and among the Company and the subscribers identified on the signature page thereto.

“Block Trade” means an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts by the Company, including, without limitation, a same day trade, overnight trade or similar transaction.

“Board” means the board of directors of the Company.

“Business Combination Agreement” is defined in the preamble to this Agreement.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close; provided, however, that, for purposes of clarity, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such date.

“Company Investor” is defined in the preamble to this Agreement.

“Bylaws” means the bylaws of the Company, as in effect on the Closing Date, as the same may be amended from time to time.

“Certificate of Incorporation” means the certificate of incorporation of the Company, as in effect on the Closing Date, as the same may be amended from time to time.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company.

“Company” is defined in the preamble to this Agreement.

“Company Investors” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 2.2.1.

“Demand Takedown” is defined in Section 2.1.5(a).

“Demanding Holder” is defined in Section 2.2.1.

“Effectiveness Period” is defined in Section 3.1.3.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form S-1” means a Registration Statement on Form S-1.

“Form S-3” means a Registration Statement on Form S-3 or any similar short-form registration that may be available at such time.

“Holder” means a holder of Registrable Securities.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Independent Director” means a director who is “independent” for the purposes of the listing and corporate governance rules and regulations of Nasdaq.

“Investor” is defined in the recitals to this Agreement.

“Investor Indemnified Party” is defined in Section 4.1.

“Nasdaq” means the Nasdaq Capital Markets.

“Necessary Action” means, with respect to any party and a specified result, all actions (to the extent such actions are not prohibited by applicable law and within such party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that the Company’s directors may have in such capacity) necessary to cause such result, including (a) calling special meetings of stockholders, (b) voting or providing a written consent or proxy, if applicable in each case, with respect to shares of Common Stock, (c) causing the adoption of stockholders’ resolutions and amendments to the Organizational Documents, (d) executing agreements and instruments, (e) making, or causing to be made, with governmental or regulatory entities or authorities, all filings, registrations or similar actions that are required to achieve such result and (f) nominating (for the avoidance of doubt, pursuant to Article II, Section 2.4(a)(i)(2) of the Bylaws) or appointing certain persons (including to fill vacancies) and providing the same level of efforts and provide the same level of support as is used and/or provided for the other director nominees of the Company for election of such persons to the Board in connection with the annual or special meeting of stockholders of the Company.

“New Registration Statement” is defined in Section 2.1.4.

“Notices” is defined in Section 7.5.

“Organizational Documents” means the Certificate of Incorporation and the Bylaws.

“Permitted Transferee” means any person to whom Common Stock has been Transferred and is or has become party to this Agreement pursuant to one of the following types of transfers (irrespective of whether a restriction on Transfer then applies): (i) Transfers of shares of Common Stock to a trust, or other entity formed for estate planning purposes for the primary benefit of the spouse, domestic partner, parent, sibling, child or grandchild of the undersigned or any other person with whom the undersigned has a relationship by blood, marriage or adoption not more remote than first cousin; (ii) Transfers by will or intestate succession upon the death of the undersigned; (iii) the Transfer of shares of Common Stock pursuant to a qualified domestic order, court order or in connection with a divorce settlement; (iv) if the Holder is a corporation, partnership (whether general, limited or otherwise), limited liability company, trust or other business entity, (A) Transfers to another corporation, partnership, limited liability company, trust or other business entity that controls, is controlled by or is under common control or management with the Holder, or (B) distributions of shares of Common Stock to partners, limited liability company members or stockholders of the Holder, including, for the avoidance of doubt, where the Holder is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership; (v) if the Holder is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust; (vi) Transfers to the officers or directors of the Company or the Sponsor or their respective affiliates; or (vii) Transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under the foregoing clauses (i) through (vi).

“Permitted Use” is defined in Section 6.3.

“Piggy-Back Registration” is defined in Section 2.3.1.

“Prior Company Agreement” is defined in the preamble to this Agreement.

“Prior Rover Agreement” is defined in the preamble to this Agreement.

“Pro Rata” is defined in Section 2.2.4.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means (a) the shares of Common Stock issued or issuable upon the conversion of any shares of Class B Common Stock, (b) the Private Placement Warrants (including any shares of Common Stock issued or issuable upon the exercise of any such Private Placement Warrants), (c) any outstanding share of Common Stock or any other equity security (including the shares of Common Stock issued or issuable upon the exercise of any other equity security) of the Company held by an Investor as of the Effective Time (including the shares of Common Stock issued pursuant to the transactions contemplated by the Business Combination Agreement), (d) any equity securities (including the shares of Common Stock issued or issuable upon the exercise of any such equity security) of the Company issuable upon conversion of any working capital loans in an amount up to $1,500,000 made to the Company by the Sponsor (e) any other equity security of the Company or any of its subsidiaries, or any successor, issued or issuable with respect to any such share of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, spin-off or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, and new certificates for such securities not bearing a legend (other than legend imposed as a result of the restrictions contemplated by the bylaws of the Company or the Lock-Up Agreement (the “Lock-Up Agreement”) by and between the Company, Sponsor, the persons set forth on Schedule 1 thereto and certain former stockholders of Rover) restricting further transfer shall have been delivered by the Company to the transferee; (C) such securities shall have ceased to be outstanding; (D) such securities have been sold without registration pursuant to Section 4(a)(1) of the Securities Act or Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission); (E) such securities, together with all other Registrable Securities held by any Holder (other than with respect to Sponsor, so long as the Sponsor is an Affiliate of Rover), represent less than 5% of the total number of outstanding shares of Common Stock of the Company; or (F) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Resale Shelf Registration Statement” is defined in Section 2.1.1.

“Requesting Holder” is defined in Section 2.1.5(a).

“SEC Guidance” is defined in Section 2.1.4.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Selling Holders” is defined in Section 2.1.5(a)(ii)

“Sponsor” means Nebula Caravel Holdings, LLC, a Delaware limited liability company.

“Sponsor Parties” means each of the Sponsor, its Affiliates, any of its or their officers, directors or employees and, with respect to such officers, directors or employees, any Permitted Transferees of such officers, directors or employees of the type specified in clauses (i) through (iii) in the definition of Permitted Transferees.

“Subscription Agreements” means the subscription agreements dated as of February 10, 2021 and the parties named therein.

“Support Agreement” means that certain Support Agreement, dated as of February 10, 2021, by and among the Company, Rover and the Company Investors.

“Transfer” means to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, with respect to any Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction, including the filing of a registration statement specified in clause (i) or (ii). Notwithstanding the foregoing, a Transfer shall not be deemed to include any transfer for no consideration if the donee, trustee, heir or other transferee has agreed in writing to be bound by the same terms under this Agreement to the extent and for the duration that such terms remain in effect at the time of the Transfer.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Underwritten Takedown” shall mean an underwritten public offering of Registrable Securities pursuant to the Resale Shelf Registration Statement, as amended or supplemented.

“Underwritten Demand Registration” shall mean an underwritten public offering of Registrable Securities pursuant to a Demand Registration, as amended or supplemented.

2. REGISTRATION RIGHTS.

2.1 Resale Shelf Registration Rights.

2.1.1 Registration Statement Covering Resale of Registrable Securities. The Company shall prepare and file or cause to be prepared and filed with the Commission, no later than thirty (30) days following the date that the Company becomes eligible to use Form S-3 or its successor form (the “S-3 Eligibility Date”), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Investors of all of the Registrable Securities then held by or then issuable, including any shares of Common Stock issuable to Investors that are not covered by an effective registration statement on the S-3 Eligibility Date (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting Registration of such Registrable Securities for resale by such Investors. The Company shall use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, and once effective, to keep the Resale Shelf Registration Statement continuously effective under the Securities Act at all times until the expiration of the Effectiveness Period.

2.1.2 Notification and Distribution of Materials. The Company shall notify the Investors in writing of the effectiveness of the Resale Shelf Registration Statement and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Investors may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.

2.1.3 Amendments and Supplements. Subject to the provisions of Section 2.1.1 above, the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period.

2.1.4 Notwithstanding the registration obligations set forth in this Section 2.1, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the holders thereof and use its commercially reasonable efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities permitted to be registered by the Commission, on Form S-3 or such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Investors, subject to a determination by the Commission that certain Investors must be reduced first based on the number of Registrable Securities held by such Investors. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by the Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

2.1.5 Notice of Certain Events. The Company shall promptly notify the Investors in writing of any request by the Commission for any amendment or supplement to, or additional information in connection with, the Resale Shelf Registration Statement required to be prepared and filed hereunder (or Prospectus relating thereto). The Company shall promptly notify each Investor in writing of the filing of the Resale Shelf Registration Statement or any Prospectus, amendment or supplement related thereto or any post-effective amendment to the Resale Shelf Registration Statement and the effectiveness of any post-effective amendment.

(a) If the Company shall receive a request from the holders of Registrable Securities with an estimated market value of at least $25 million (the requesting holder(s) shall be referred to herein as the “Requesting Holder”) that the Company effect the Underwritten Takedown of all or any portion of the Requesting Holder’s Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested Underwritten Takedown (each such request shall be referred to herein as a “Demand Takedown”) at least ten (10) Business Days prior to the anticipated filing date of the prospectus or supplement relating to such Demand Takedown to the other Investors and thereupon shall use its reasonable best efforts to effect, as expeditiously as possible, the offering in such Underwritten Takedown of:

(i) subject to the restrictions set forth in Section 2.2.4, all Registrable Securities for which the Requesting Holder has requested such offering under Section 2.1.5(a), and

(ii) subject to the restrictions set forth in Section 2.2.4, all other Registrable Securities that any holders of Registrable Securities (all such holders, together with the Requesting Holder, the “Selling Holders”) have requested the Company to offer by request received by the Company within seven Business Days after such holders receive the Company’s notice of the Demand Takedown, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be offered.

(b) Promptly after the expiration of the seven-Business Day-period referred to in Section 2.1.5(a)(ii), the Company will notify all Selling Holders of the identities of the other Selling Holders and the number of shares of Registrable Securities requested to be included therein.

(c) The Company shall only be required to effectuate: (i) no more than two Underwritten Takedowns in any twelve-month period; (ii) no more than three Underwritten Takedowns in respect of all Registrable Securities held by the Company Investors; (iii) no more than three Underwritten Takedowns in respect of all Registrable Securities held by the Rover Investors, after giving effect to Section 2.2.1.

(d) If the managing underwriter in an Underwritten Takedown advises the Company and the Requesting Holder that, in its view, the number of shares of Registrable Securities requested to be included in such underwritten offering exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold, the shares included in such Underwritten Takedown will be reduced by the Registrable Securities held by the Selling Holders (applied on a pro rata basis based on the total number of Registrable Securities held by such Investors, subject to a determination by the Commission that certain Investors must be reduced first based on the number of Registrable Securities held by such Investors).

2.1.6 Selection of Underwriters. The initiating Selling Holders shall have the right to select an Underwriter or Underwriters in connection with such Underwritten Takedown, which Underwriter or Underwriters shall be reasonably acceptable to the Company. In connection with an Underwritten Takedown, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities in such Underwritten Takedown, including, if necessary, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority, Inc.

2.1.7 Registrations effected pursuant to this Section 2.1 shall not be counted as Demand Registrations effected pursuant to Section 2.2.

2.1.8 Block Trades. If a Demanding Holder wishes to consummate a Block Trade (on either a Commission registered or non-registered basis), then notwithstanding the time periods and piggyback rights otherwise provided herein, such Demanding Holder shall, if it would like the assistance of the Company, endeavor to give the Company sufficient advance notice in order to prepare the appropriate documentation for such transaction. Such Demanding Holder, if requesting a Commission registered underwritten Block Trade, (1) shall give the Company written notice of the transaction and the anticipated launch date of the transaction at least five (5) business days prior to the anticipated launch date of the transaction, (2) the Company shall be required to only notify the other Demanding Holders of the transaction and none of the other Holders, (3) the other Demanding Holders shall have one (1) business day prior to the launch of the transaction to determine if they wish to participate in the Block Trade, and (4) the Company shall include in the Block Trade only shares held by the Demanding Holders. Any Registration effected pursuant to this Section 2.1.8 shall not be counted as Demand Registrations effected pursuant to Section 2.2 but shall be deemed an Underwritten Takedown and within the cap on Underwritten Takedowns provided in Section 2.1.5(c).

(a) The Demanding Holder in a Block Trade shall have the right to select the Underwriters for such Block Trade (which shall consist of one or more reputable nationally recognized investment banks).

2.2 Demand Registration.

2.2.1 Request for Registration. At any time and from time to time after the expiration of a lock-up to which such shares are subject, if any, (i) the Company Investors who hold a majority in interest of the Registrable Securities held by all Company Investors or (ii) Rover Investors who hold $20 million of the Registrable Securities held by all Rover Investors, as the case may be, may make a written demand for Registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form Registration or, if then available, on Form S-3. Each registration requested pursuant to this Section 2.2.1 is referred to herein as a “Demand Registration”. Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all Investors that are holders of Registrable Securities of the demand, and each such holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.2.4 and the provisos set forth in Section 3.1.1. The Company shall not be obligated to effect: (a) more than one (1) Demand Registration during any six-month period; (b) any Demand Registration at any time there is an effective Resale Shelf Registration Statement on file with the Commission pursuant to Section 2.1; (c) more than two Underwritten Demand Registrations in respect of all Registrable Securities held by the Company Investors, each of which will also count as an Underwritten Takedown of the Company Investors under Section 2.1.5(c)(ii); or (d) more than two Underwritten Demand Registrations in respect of all Registrable Securities held by the Rover Investors, each of which will also count as an Underwritten Takedown of the Rover Investors under Section 2.1.5(c)(iii).

2.2.2 Effective Registration. A Registration will not count as a Demand Registration unless and until (i) the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.2.3 Underwritten Offering. If the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering with an estimated market value of at least $25 million. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by the holders initiating the Demand Registration, and subject to the approval of the Company.

2.2.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other Common Stock or other securities which the Company desires to sell and the Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares that each such person has requested be included in such registration, regardless of the number of shares held by each such person (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, as to which “piggy-back” registration has been requested by the holders thereof, Pro Rata, that can be sold without exceeding the Maximum Number of Shares.

2.2.5 Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to the Company and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then either the Demanding Holders shall reimburse the Company for the costs associated with the withdrawn registration (in which case such registration shall not count as a Demand Registration provided for in Section 2.1) or the withdrawn registration shall count as a Demand Registration provided for in Section 2.1.

2.3 Piggy-Back Registration.

2.3.1 Piggy-Back Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) filed on Form S-4 related to any merger, acquisition or business combination, (v) for a dividend reinvestment plan or (vi) filed in connection with a Block Trade by one or more holders of Registrable Securities in accordance with Section 2.1.8, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). The Company shall cause such Registrable Securities to be included in such Piggy-Back Registration and shall use its reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.3.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of Common Stock which the Company desires to sell, taken together with Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Registrable Securities hereunder and the Registrable Securities as to which registration has been requested under this Section 2.3, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(a) If the Registration is undertaken for the Company’s account: (A) first, the Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Common Stock or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares, Pro Rata; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

(b) If the registration is a “demand” registration undertaken at the demand of persons other than either the holders of Registrable Securities, (A) first, the Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Common Stock or other securities, if any, comprised of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.3.3 Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.3.4 Unlimited Piggy-Back Rights. For purposes of clarity, any Registration effected pursuant to Section 2.3 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.2 hereof, and there shall be no limit on the number of Piggy-Back Registrations.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2 or an underwritten Block Trade, the Company shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. The Company shall use its reasonable best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.2, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its reasonable best efforts to cause such Registration Statement to become effective and use its reasonable best efforts to keep it effective for the Effectiveness Period; provided, however, that the Company shall have the right to defer any Demand Registration for up to sixty (60) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any Demand Registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the Chief Executive Officer or Chairman of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such Registration Statement to be effected at such time; provided, however, the Company shall have the right to defer such filing for a period of not more than ninety (90) days; provided, however, that the Company shall not defer its obligation in this manner more than twice in any 12-month period.

3.1.2 Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

3.1.3 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn (the “Effectiveness Period”).

3.1.4 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) Business Days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon.

3.1.5 Securities Laws Compliance. The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement, and the representations, warranties and covenants of the holders of Registrable Securities included in such registration statement in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Company.

3.1.7 Comfort Letter. The Company shall obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an underwritten offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating holders.

3.1.8 Opinions. On the date the Registrable Securities are delivered for sale pursuant to any Registration, the Company shall obtain an opinion, dated such date, of one (1) counsel representing the Company for the purposes of such Registration, addressed to the holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to a majority in interest of the participating holders.

3.1.9 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.10 Records. Upon execution of confidentiality agreements, the Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.11 Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its stockholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.12 Listing. The Company shall use its reasonable best efforts to cause all Registrable Securities included in any Registration Statement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated.

3.1.13 Market Stand-Off. In connection with any underwritten offering of equity securities of the Company (other than a Block Trade) in which a Holder participates, such Holder agrees that it shall not Transfer any shares of Common Stock or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the ninety (90)-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement or in the event the managing Underwriters otherwise agree by written consent. Each Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders); provided, that such agreement shall not be materially more restrictive than any similar agreement entered into by the directors and executive officers of the Company participating in such underwritten offering; provided, further, that such agreement shall provide that any early release of any Holder from the provisions of the terms of such agreement shall be on a pro rata basis among all Holders.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1.4, or, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Board, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4 or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. Except as set forth in Section 2.2.5, the Company shall bear all costs and expenses incurred in connection with the Resale Shelf Registration Statement pursuant to Section 2.1, any Demand Registration pursuant to Section 2.1, any Demand Takedown pursuant to Section 2.1.5(a)(i), any Piggy-Back Registration pursuant to Section 2.3, and any registration on Form S-3 effected pursuant to Section 2.3, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.12; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company; (viii) the fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling stockholders and the Company shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.4 Information. The holders of Registrable Securities shall promptly provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act and in connection with the Company’s obligation to comply with Federal and applicable state securities laws.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Investor and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein, or is based on any selling holder’s violation of the federal securities laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus.

4.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers, and each other selling holder and each other person, if any, who controls another selling holder within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, or is based on any selling holder’s violation of the federal securities laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the prospectus, and shall reimburse the Company, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Sections 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel, which counsel is reasonably acceptable to the Indemnifying Party) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5. UNDERWRITING AND DISTRIBUTION.

5.1 Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

6. GOVERNANCE

6.1 Board of Directors.

6.1.1 Sponsor Representation. If and only if the Company sells Backstop Shares pursuant to the Backstop Subscription Agreement with an aggregate purchase price of at least $15 million, then, following the Effective Time and until such time as the Sponsor Parties beneficially own, in the aggregate, less than a number of shares of Common Stock equal to 25% of the sum of (x) 6,875,000 and (y) the number of Backstop Shares purchased by the Sponsor Parties (which shall be equitably adjusted for stock splits, reverse stock splits, stock dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares or other like change or transaction with respect to shares of Common Stock prior to such time) (the “Minimum Ownership Threshold”), the Company shall take all Necessary Action such that one (1) individual designated by the Sponsor (the “Sponsor Director”) is included in the slate of nominees recommended by the Board or duly constituted committee thereof for election as directors at each applicable annual of the Company at which the Sponsor Director’s term would expire, and shall use the level of efforts and provide the same level of support with respect to the election of the Sponsor Director at any such meeting of stockholders as is used and/or provided for the election of the other director nominees of the Company at such meeting. Notwithstanding anything to the contrary in this Agreement, the Certificate of Incorporation or the Bylaws, the nomination procedures in Section 2.4 of the Bylaws shall not apply to the Sponsor Director, who shall instead be designated by the Sponsor in a written notice delivered to the Company. The initial Sponsor Director is Adam Clammer, and shall be added to the Board pursuant to, and in accordance with, Section 6.12(a)(I) of the Business Combination Agreement. The Sponsor shall only designate a person to be a Sponsor Director (i) who the Sponsor believes in good faith has the requisite skill and experience to serve as a director of a publicly-traded company and (ii) who is not prohibited from or disqualified from serving as a director of the Company pursuant to any rule or regulation of the Commission, Nasdaq or applicable law and (iii) with respect to which no event required to be disclosed pursuant to Item 401(f) of Regulation S-K of the Exchange Act has occurred. In the event that the Board objects to the nomination for election of any Sponsor Director to the Board pursuant to the terms of this Section 6, and such Sponsor Director in fact fails to meet the criteria set forth above, the Board shall nominate or appoint, as applicable, another individual designated by the Sponsor that meets the criteria set forth in this Section 6. The Company’s obligations pursuant to Section 6.1.1 shall be subject to the Sponsor Director providing (i) any information that is reasonably required to be disclosed in any filing, report or disclosure under any rule or regulation of the Commission, Nasdaq or applicable law, (ii) any information that is reasonably required in connection with determining that the Sponsor Director is or would be an Independent Director, and (iii) if required by applicable law, such individual’s written consent to being named in a proxy statement as a nominee and to serving as director if elected. Nothing in this Agreement shall confer any third-party beneficiary or other rights upon any person designated hereunder as a Sponsor Director, whether during or after such person’s service on the Board. If the Company does not sell Backstop Shares with an aggregate purchase price of at least $15 million, this Section 6 shall have no force or effect.

6.1.2 Decrease in Directors. Upon such time as the Sponsor Parties in the aggregate no longer meet the Minimum Ownership Threshold, the Sponsor shall promptly notify the Company and, if requested by the Board in writing, the Sponsor Parties shall take all Necessary Action to cause the Sponsor Director to resign from the Board and any committee thereof as soon as practicable and in any event within ten (10) days following the date on which the Sponsor receives such request in writing. Upon such time as the Sponsor Parties, in the aggregate, no longer meet the Minimum Ownership Threshold, the Sponsor’s right to designate an individual for nomination for election or appointment under Section 6.1.1 or Section 6.1.3 shall thereafter be of no further force or effect (even if the Sponsor or its Affiliates shall subsequently acquire additional shares of Common Stock). In addition, the Sponsor Parties shall take all Necessary Action to cause the Sponsor Director to resign from the Board and any committee thereof if such Sponsor Director, as determined by the Board in good faith after consultation with outside legal counsel, is (i) prohibited or disqualified from serving as a director of the Company or a member of any such committees under any rule or regulation of the Commission, Nasdaq or by applicable law or (ii) in material violation of the Company’s then-current code of ethics.

6.1.3 Removal; Vacancies. Until such time as the Sponsor Parties in the aggregate no longer meet the Minimum Ownership Threshold, the Sponsor shall have the exclusive right to designate a director for election or appointment, as applicable, to the Board to fill a vacancy created by reason of death, removal or resignation of its nominee to the Board, and the Company shall take all Necessary Action to nominate or cause the Board to appoint, as applicable, a replacement director designated by the Sponsor to fill any such vacancy as promptly as practicable after such designation. Each Investor agrees not to take action to remove any director nominee of the Sponsor from office unless such removal is for cause or if the Sponsor is no longer entitled to nominate such director pursuant to this Section 6.

6.1.4 Reimbursement of Expenses; Indemnification; Amendments. For so long as any Sponsor Director serves as a director of the Company, (i) the Company shall provide such Sponsor Director with the same expense reimbursement, benefits, indemnity, exculpation and other arrangements provided to the other directors of the Company; provided that is expressly understood that the Sponsor Director shall not receive any cash or equity compensation that is paid or payable to directors and (ii) the Company shall not following the Effective Time amend, alter, repeal or waive (x) any right to indemnification or exculpation covering or benefiting any Sponsor Director nominated pursuant to this Agreement as and to the extent consistent with applicable law, the Certificate of Incorporation, the Bylaws and any indemnification agreements with directors (whether such right is contained in the Organizational Documents or another document) (except to the extent such amendment or alteration does not adversely affect the right to indemnification or exculpation covering or benefiting any Sponsor Director), (y) any provision of the Certificate of Incorporation or the Bylaws if the purpose of such amendment, alteration, repeal or waiver is to adversely affects the rights or obligations of the Sponsor or the Sponsor Director pursuant to this Section 6, or (z) the Lock-up (as defined in the Bylaws) obligations set forth in Section 6.2 of the Bylaws.

6.2 Company Cooperation; Policies. The Sponsor acknowledges that, subject to Sections 6.3 and 6.4, the Sponsor Director and its affiliates, if applicable, will be subject to all applicable corporate governance, conflict of interest, confidentiality and insider trading policies and guidelines of the Company, each as approved by the Board from time to time to the extent such policies and guidelines are applicable to all non-executive directors. For so long as the Sponsor Director is serving or participating on the Board, (i) any share ownership requirement for the Sponsor Director serving on the Board will be deemed satisfied by the securities owned by the Sponsor Parties and under no circumstances shall any of such policies, procedures, processes, codes, rules, standards and guidelines impose any restrictions on the transfers of securities by the Sponsor Parties and (ii) under no circumstances shall any policy, procedure, code, rule, standard or guideline applicable to the Board be violated by the Sponsor Director (x) accepting an invitation to serve on another board of directors of a company whose principal lines(s) of business do not compete with the principal line(s) of business of the Company or failing to notify an officer or director of the Company prior to doing so, or (y) receiving compensation from the Sponsor or its affiliates, and, in each case of (i) and (ii), it is agreed that any such policies in effect from time to time that purport to impose terms inconsistent with this Section 6.2 shall not apply to the Sponsor or Sponsor Director to the extent inconsistent with this Section 6.2.

6.3 Sharing of Information. To the extent permitted by antitrust, competition or any other applicable law, each of the Company and the Investors agrees and acknowledges that the Sponsor Director may share confidential, non-public information about the Company and its subsidiaries (“Confidential Information”) with the Sponsor solely for the purposes of assisting the Sponsor Director in his or her role as a director of the Company or for monitoring and evaluating the Sponsor’s or its affiliates’ investment in the Company (the “Permitted Use”); provided, however, that the Sponsor acknowledges and agrees the disclosure of any Confidential Information by the Sponsor Director will be subject in all cases to his or her fiduciary duties to the Company and applicable corporate governance, conflict of interest, confidentiality and insider trading policies and guidelines of the Company, and accordingly, the Sponsor Director will not be permitted to disclose to the Sponsor (or any other person) any legal advice provided by external or internal counsel to the Company or any of its Subsidiaries, without the consent of the Company’s General Counsel; provided, that any such advice may be disclosed if such disclosure is made in a manner that would not result in the loss of any attorney-client privilege. The Sponsor recognizes that it, or its affiliates and representatives, has acquired or will acquire Confidential Information the use or disclosure of which could cause the Company substantial loss and damages that could not be readily calculated and for which no remedy at law would be adequate. Accordingly, the Sponsor covenants and agrees (i) that it, and its affiliates and representatives, will use the Confidential Information only in furtherance of the Permitted Use and (ii) that it, and its affiliates and representatives, will not (and will cause its respective controlled affiliates and representatives not to) at any time, except with the prior written consent of the Company, directly or indirectly disclose any Confidential Information known to it to any third party, unless in the case of the foregoing clause (ii) (A) such information becomes known to the public through no fault of the Sponsor, its affiliates or representatives, (B) disclosure is required by applicable law (including any filing following the Closing with the Commission pursuant to applicable securities laws) or court of competent jurisdiction or requested by a governmental or regulatory authority; provided, that (other than in the case of any required filing following the Closing with the Commission or in connection with any routine audit or examination as described below) the Sponsor promptly notifies the Company of such requirement or request and takes reasonable efforts to minimize the extent of any such required disclosure, (C) such information was available or becomes available to the Sponsor before, on or after the Closing, without restriction, from a source (other than the Company) without any breach of obligation of confidentiality to the Company or (D) such information was independently developed by the Sponsor, its affiliates or its representatives without the use of the Confidential Information. Notwithstanding the foregoing, nothing in this Agreement shall prohibit the Sponsor from disclosing Confidential Information (x) to any affiliate or representative of the Sponsor in connection with the Permitted Use, provided, that such person shall be bound by an obligation of confidentiality with respect to such Confidential Information and the Sponsor shall be responsible for any breach of this Section 6.3 by any such person or (y) if such disclosure is made to a governmental or regulatory authority with jurisdiction over the Sponsor in connection with a routine audit or examination that is not specifically directed at the Company or the Confidential Information, provided, that the Sponsor shall request that confidential treatment be accorded to any information so disclosed. No Confidential Information shall be deemed to be provided to any person, including any affiliate of the Sponsor unless such Confidential Information is actually provided to such person. The Sponsor further acknowledges, on behalf of itself, its affiliates and representatives, that the Confidential Information may contain material non-public information under applicable U.S. federal and state securities laws, and that each such Person is aware of its obligations thereunder and will evaluate the Confidential Information it may receive consistent with such obligations.

6.4 Other Business Opportunities.

6.4.1 The parties expressly acknowledge and agree that to the fullest extent permitted by applicable law: (i) the Sponsor (including (A) its affiliates, (B) any portfolio company in which it or any of its affiliates or investment fund affiliates have made a debt or equity investment (and vice versa) or (C) any of their respective limited partners, non-managing members or other similar direct or indirect investors) and the director nominees of the foregoing have the right to, and shall have no duty (fiduciary, contractual or otherwise) not to, directly or indirectly engage in and possess interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business as the Company or any of its subsidiaries or deemed to be competing with the Company or any of its subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or shareholder of any other person, with no obligation to offer to the Company or any of its subsidiaries, or any other Investor or holder of capital stock of the Company the right to participate therein; (ii) the Sponsor (including (A) its affiliates, (B) any portfolio company in which it or any of its affiliates or investment fund affiliates have made a debt or equity investment (and vice versa) or (C) any of their respective limited partners, non-managing members or other similar direct or indirect investors) and the director nominees of the foregoing may invest in, or provide services to, any person that directly or indirectly competes with the Company or any of its subsidiaries; and (iii) in the event that the Sponsor (including (A) its affiliates, (B) any portfolio company in which it or any of its affiliates or investment fund affiliates have made a debt or equity investment (and vice versa) or (C) any of their respective limited partners, non-managing members or other similar direct or indirect investors) or any director nominee of the foregoing, respectively, acquires knowledge of a potential transaction or matter (unless, with respect to any such director nominee, such transaction or matter is expressly presented to such director nominee in writing and solely in such person’s capacity as a director of the Company) that may be a corporate or other business opportunity for the Company or any of its subsidiaries, such person shall have no duty (fiduciary, contractual or otherwise) to communicate or present such corporate opportunity to the Company or any of its subsidiaries or any other Investor or holder of capital stock of the Company, as the case may be, and, notwithstanding any provision of this Agreement to the contrary, shall not be liable to the Company or any of its subsidiaries or any other Investor or holder of capital stock of the Company (or its respective affiliates) for breach of any duty (fiduciary, contractual or otherwise) by reason of the fact that such person, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another person or does not present such opportunity to the Company or any of its subsidiaries or any other Investor or holder of capital stock of the Company (or its respective affiliates). For the avoidance of doubt, the parties acknowledge that this paragraph is intended to disclaim and renounce, to the fullest extent permitted by applicable law, any right of the Company or any of its subsidiaries with respect to the matters set forth herein, and this paragraph shall be construed to effect such disclaimer and renunciation to the fullest extent permitted by law.

6.4.2 Each of the parties hereto agrees that the waivers, limitations, acknowledgments and agreements set forth in this Section 6.4 shall not apply to any alleged claim or cause of action against any of the Sponsor based upon the breach or nonperformance by such person of this Agreement or any other agreement to which such person is a party.

6.4.3 The provisions of this Section 6.4, to the extent that they restrict the duties and liabilities of any of the Sponsor or its affiliates or any director nominee of the foregoing otherwise existing at law or in equity, are agreed by the parties to replace such other duties and liabilities of the Sponsor or any of its affiliates or any director nominee of the foregoing to the fullest extent permitted by applicable law.

6.5 Application of Provisions to Certain Company Stockholders. Notwithstanding anything to the contrary set forth in this Agreement, the Persons set forth on Schedule II shall not be subject to this Section 6 and, accordingly, shall have no rights or obligations under this Section 6.

7. MISCELLANEOUS.

7.1 Other Registration Rights and Arrangements. The Company represents and warrants that no person, other than a holder of the Registrable Securities, has any right to require the Company to register any of the Company’s capital stock for sale or to include the Company’s capital stock in any registration filed by the Company for the sale of shares for its own account or for the account of any other person, other than the Subscription Agreements. The Company and the Company Investors hereby terminate the Prior Company Agreement, which shall be of no further force and effect and is hereby superseded and replaced in its entirety by this Agreement. To the extent that the Prior Rover Agreement does not terminate in accordance with its terms in connection with the Merger, Rover and the Rover Investors hereby terminate the Prior Rover Agreement effective upon consummation of the Merger, and agree that upon consummation of the Merger, the Prior Rover Agreement shall be of no further force and effect and is hereby superseded and replaced in its entirety by this Agreement.

7.2 Assignment; No Third Party Beneficiaries. Except as otherwise provided in this Section 7.2, this Agreement and the rights, duties and obligations of the Company or any Sponsor Party hereunder may not be assigned or delegated by the Company or any Sponsor Party in whole or in part. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns and the holders of Registrable Securities and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Section 4 and this Section 7.2. The rights, duties and obligations of a holder of Registrable Securities under this Agreement may be transferred by such a holder to a Permitted Transferee who acquires or holds Registrable Securities; provided, however, that such transferee has executed and delivered to the Company a properly completed agreement to be bound by the terms of this Agreement substantially in form attached hereto as Exhibit A (an “Addendum Agreement”), and the transferor shall have delivered to the Company no later than thirty (30) days following the date of the transfer, written notification of such transfer setting forth the name of the transferor, the name and address of the transferee, and the number of Registrable Securities so transferred. The execution of an Addendum Agreement shall constitute a permitted amendment of this Agreement. For the avoidance of doubt, if the securities that a holder wishes to transfer would not be Registrable Securities if held by such transferee, the transferee shall not be entitled to sign the Addendum Agreement or become a party hereto.

7.3 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment or modification hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected; provided, further, that any amendment or modification to, or waiver of, Section 6 (including with respect to any defined term as used therein, whether or not such defined term is defined therein) (a) shall not require the consent of the Holders and (b) to the extent it adversely affects any right granted to the Sponsor (including with respect to the Sponsor Director), shall require the prior written consent of the Sponsor. No course of dealing between any holder or the Company and any other party hereto or any failure or delay on the part of a holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

7.4 Term.

7.4.1 Sections 3 through 5 of this Agreement (including with respect to any defined term as used therein, whether or not such defined term is defined therein) shall terminate upon the earlier of (i) the seventh anniversary of the date of this Agreement and (ii) the date as of which (A) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (B) the holders of all Registrable Securities are permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale; provided further that with respect to any Investor, such Investor will have no rights under this Agreement and all obligations of the Company to such Investor under this Agreement shall terminate upon the earliest date (x) such Investor ceases to hold at least $15 million Registrable Securities and (y) such Investor is permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale;

7.4.2 Section 6.1 of this Agreement shall terminate upon such time as the Sponsor and its Affiliates, in the aggregate, no longer meet the Minimum Ownership Threshold.

7.4.3 Notwithstanding anything herein to the contrary, the provisions of Sections 4, 6.1.4, 6.2 (solely to the extent the applicable corporate governance, conflict of interest, confidentiality and insider trading policies and guidelines of the Company as of the date the Sponsor Director no longer serves on the Board apply by their terms to a former member of the Board), 6.3, 6.4 and 7 (including with respect to any defined term as used therein, whether or not such defined term is defined therein) shall survive, and remain in full force and effect following, any termination of this Agreement.

7.5 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (b) when sent by email (with no automated reply, such as an out-of-office notification, no mail undeliverable notification or other rejection notice) or (c) one (1) Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses or e-mail addresses (or to such other address or e-mail address as a party may have specified by notice given to the other party pursuant to this provision):

If to the Company or Rover:

A Place for Rover, Inc.

Attn: [                 ]

Email: [                 ]

with a copy to:

Wilson Sonsini Goodrich & Rosati

701 5th Avenue #5100,

Seattle, WA 98104

Attn: [                 ]

Email: [                 ]

If to Nebula Caravel Holdings, LLC

Attn: [                 ]

Email: [                 ]

with a copy to:

Attn: [                 ]

Facsimile: [                 ]

Email: [                 ]

If to an Investor, to the address set forth under such Investor’s signature to this Agreement or to such Investor’s address as found in the Company’s books and records.

7.6 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

7.7 Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument.

7.8 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitutes the full and entire understanding and agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, including without limitation the Prior Company Agreement and the Prior Rover Agreement.

7.9 Governing Law; Jurisdiction. This Agreement, and all claims or causes of action (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the law of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, the Delaware Superior Court or the United States District Court for the District of Delaware), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding shall be heard and determined in such Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, the Delaware Superior Court or the United States District Court for the District of Delaware), (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) in the Delaware Court of Chancery or in the Delaware Superior Court or the United States District Court for the District of Delaware, (c) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and (d) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto agrees that service of process, summons, notice or document by registered mail addressed to it in accordance with Section 7.5 shall be effective service of process for any suit, action or proceeding brought in any such court.

7.10 TRIAL BY JURY. THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, EXECUTION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Investor Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

NEBULA CARAVEL ACQUISITION CORP.:

By:
Name:
Title:

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Investor Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

INVESTORS:

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Investor Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

A PLACE FOR ROVER, INC.

By:
Name: Aaron Easterly
Title: CEO

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT

EXHIBIT A

Addendum Agreement

This Addendum Agreement (“Addendum Agreement”) is executed on [•], 20[•], by the undersigned (the “New Holder”) pursuant to the terms of that certain Investor Rights Agreement dated as of [•], 2021 (the “Agreement”), by and among the Company and the Investors identified therein, as such Agreement may be amended, supplemented or otherwise modified from time to time. Capitalized terms used but not defined in this Addendum Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Addendum Agreement, the New Holder agrees as follows:

1. Acknowledgment. New Holder acknowledges that New Holder is acquiring certain Common Stock of the Company (the “Shares”) as a transferee of such Shares from a party in such party’s capacity as a holder of Registrable Securities under the Agreement, and after such transfer, New Holder shall be considered an “Investor” and a holder of Registrable Securities for all purposes under the Agreement.

2. Agreement. New Holder hereby (a) agrees that the Shares shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if the New Holder were originally a party thereto.

3. Notice. Any notice required or permitted by the Agreement shall be given to New Holder at the address or facsimile number listed below New Holder’s signature below.

NEW HOLDER:	ACCEPTED AND AGREED
Print Name:	NEBULA CARAVEL ACQUISITION CORP.

By:	By:

SCHEDULE I

Rover Investors

SCHEDULE II

Excluded Company Stockholders

Rover Investors that are advisory or subadvisory clients of T. Rowe Price Associates, Inc.

SIGNATURE PAGE TO INVESTOR RIGHTS AGREEMENT